Exhibit 9.1

April 8, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE: Rentberry, Inc.

We have read the statement made by Rentberry, Inc. om Form 1-U regarding the change in auditors. We agree with such statement insofar as they relate to our firm. We have no basis to agree or disagree with other statements made in the Form 1-U.

Sincerely,

Douglas S. Kook, CPA, CVA, CEPA

Managing Partner

(302)798 3300 | Fax (302)798 5231 | www.bumpersco.com

1104 Philadelphia Pike • Wilmington, Delaware 19809 2031